Exhibit 99.1

The Coca-Cola Company to Acquire Costa

Acquisition to Give Coca-Cola a Strong, Global Coffee Platform with a Footprint in More than 30 Countries and Potential for Future Growth

Fast-Growing Coffee Category Offers Opportunities for Expansion of Costa Brand in Multiple Channels and Formats

ATLANTA, Aug. 31, 2018 — The Coca-Cola Company today announced that it has reached a definitive agreement to acquire Costa Limited, which was founded in London in 1971 and has grown to become a major coffee brand across the world.

The acquisition of Costa from parent company Whitbread PLC is valued at $5.1 billion and will give Coca-Cola a strong coffee platform across parts of Europe, Asia Pacific, the Middle East and Africa, with the opportunity for additional expansion. Costa operations include a leading brand, nearly 4,000 retail outlets with highly trained baristas, a coffee vending operation, for-home coffee formats and Costa’s state-of-the-art roastery.

For Coca-Cola, the expected acquisition adds a scalable coffee platform with critical know-how and expertise in a fast-growing, on-trend category. Costa ranks as the leading coffee company in the United Kingdom and has a growing footprint in China, among other markets. Costa has a solid presence with Costa Express, which offers barista-quality coffee in a variety of on-the-go locations, including gas stations, movie theaters and travel hubs. Costa, in various formats, has the potential for further expansion with customers across the Coca-Cola system.

The acquisition will expand the existing Coca-Cola coffee lineup by adding another leading brand and platform. The portfolio already includes the market-leading Georgia brand in Japan, plus coffee products in many other countries.

Costa also provides Coca-Cola with strong expertise across the coffee supply chain, including sourcing, vending and distribution. This will be a complement to existing  capabilities within the Coca-Cola system.

“Costa gives Coca-Cola new capabilities and expertise in coffee, and our system can create opportunities to grow the Costa brand worldwide,” said Coca-Cola President and CEO James Quincey. “Hot beverages is one of the few segments of the total beverage landscape where Coca-Cola does not have a global brand. Costa gives us access to this market with a strong coffee platform.”

Coffee is a significant and growing segment of the global beverage business. Worldwide, coffee remains a largely fragmented market, and no single company operates across all formats on a global basis.

“The Costa team and I are extremely excited to be joining The Coca-Cola Company,” said Costa Managing Director Dominic Paul. “Costa is a fantastic business with committed and passionate associates, a great track record and enormous global potential. Being part of the Coca-Cola system will enable us to grow the business farther and faster. I would like to say a huge thank you to our customers and to everyone in the Costa team who have helped us build the business to this position, and I look forward to the next exciting chapter in Costa’s vision of Inspiring the World to Love Great Coffee.”

Transaction details

The purchase price is £3.9 billion. This translates to approximately $5.1 billion. Upon the closing, The Coca-Cola Company will acquire all issued and outstanding shares of Costa Limited, a wholly owned subsidiary of Whitbread. This subsidiary contains all of the existing operating businesses of Costa.

Whitbread will be seeking shareholder approval for the transaction, which is expected to take place by mid-October. The deal is subject to customary closing conditions, including antitrust approvals in the European Union and China. It is expected to close in the first half of 2019.

Coca-Cola expects the transaction to be slightly accretive in the first full year, not taking into account any impact from purchase accounting. For the fiscal year 2018 (ending March 1, 2018), Costa generated revenue and EBITDA of £1.3 billion and £238 million GBP, respectively. This equates to roughly $1.7 billion in revenue and $312 million in EBITDA.

Because Coca-Cola expects the transaction to close in the first half of 2019, there is no change to 2018 guidance. The company’s long-term targets also remain unchanged. Coca-Cola will provide additional information as part of comprehensive guidance provided during the fourth quarter 2018 earnings call.

Advisers

Rothschild acted as exclusive financial adviser to The Coca-Cola Company. Clifford Chance acted as legal counsel to The Coca-Cola Company, and Skadden, Arps, Slate, Meagher & Flom acted as tax counsel to The Coca-Cola Company.

Investor conference call details

Coca-Cola is hosting a conference call with investors and analysts to discuss this announcement today, Aug. 31, 2018, at 8:30 a.m. ET. Supplementary materials to the call will be available in advance of the call on the company’s website, http://www.coca-colacompany.com, in the “Investors” section. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, also located in the “Investors” section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call.

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries and territories. In addition to the company’s Coca-Cola brands, our portfolio includes some of the world’s most valuable beverage brands, such as AdeS soy-based beverages, Ayataka green tea, Dasani waters, Del Valle juices and nectars, Fanta, Georgia coffee, Gold Peak teas and coffees, Honest Tea, innocent smoothies and juices, Minute Maid juices, Powerade sports drinks, Simply juices, smartwater, Sprite, vitaminwater and ZICO coconut water. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at Coca-Cola Journey at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.

The fairlife® brand is owned by fairlife LLC, our joint venture with Select Milk Producers Inc. Products from fairlife are distributed by our company and certain of our bottling partners.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “plan,” “seek” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners’ financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; inability to attract or retain a highly skilled and diverse workforce; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image or corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; global or regional catastrophic events; risks and uncertainties relating to the transaction, including the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on our resources, systems, procedures and controls, disruption of our ongoing business and diversion of management’s attention from other business concerns; the possibility that certain assumptions with respect to Costa or the transaction could prove to be inaccurate; the failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the transaction; the potential failure to retain key employees as a result of the proposed transaction or during integration of the businesses and disruptions resulting from the proposed transaction, making it more difficult to maintain business relationships; the response of customers, policyholders, brokers, service providers, business partners and regulators to the announcement of the transaction and other risks discussed in our company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains disclosure of the EBITDA, or underlying earnings before interest, tax, depreciation and amortization, excluding income from joint ventures, and revenue of Costa for the fiscal year 2018 (ending March 1, 2018), which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. Costa uses a range of measures to monitor its financial performance, which include both statutory measures in accordance with International Financial Reporting Standards (“IFRS”) and alternative performance measures which are consistent with the way that business performance is measured internally and which are believed to provide both management and investors with useful additional information about the financial performance of Costa’s business. Underlying measures of profitability represent the equivalent IFRS measures adjusted for specific items that Costa considers relevant for comparison of the financial performance of Costa’s business either from one period to another or with other similar businesses. Costa’s calculation of EBITDA for the 52 weeks ended March 1, 2018, is as follows:

£m
Underlying profit before tax	158.3
Income from joint ventures	(0.2)
Net finance revenue	0.6
Underlying depreciation and amortization	79.5
Underlying EBITDA	238.2

The above unaudited historical financial information relating to Costa has been extracted without material adjustment from the underlying consolidation schedules used in preparing Whitbread PLC’s consolidated financial statements for the financial year ended March 1, 2018.

EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, EBITDA may not be comparable to similar measures presented by other companies. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Costa.

Contacts:

Investors and Analysts: Tim Leveridge +1 404.676.7563

Media: Scott Leith +1 404.676.8768